                                IMAX CORPORATION
                                  Exhibit 10.8

                          AMENDED EMPLOYMENT AGREEMENT


      This agreement amends the amended employment agreement (the "Agreement") between Bradley J. Wechsler (the "Executive") and IMAX Corporation (the "Company") dated July 1, 1998, as amended, on the same terms and conditions except as set out below:

1.    TERM. The term of the Agreement is extended until December 31, 2006.

2. CASH COMPENSATION. The Executive shall be entitled to be paid base salary at the rate of $500,000 per year, plus a bonus of up to two times salary. Such bonus shall be at the discretion of the Board of Directors and shall be based upon the success of the Company in achieving the goals and objectives set by the Board after consultation with the Executive. The Executive shall be considered for a bonus based upon performance to December 31, 2006 which is payable in 2007. Notwithstanding the above, in the event there is a Change of Control during the term, the Executive shall be guaranteed a minimum bonus of $750,000 (the "Guaranteed Bonus") for performance in 2006.

3. INCENTIVE COMPENSATION. The Executive shall be granted as soon as practicable, in accordance with the terms of the IMAX Stock Option Plan (the "Plan"), stock options to purchase 75,000 common shares of the Company (the "Options") at an exercise price per Common Share equal to the Fair Market Value, as defined in the Plan. The Options shall vest as to 50% on the first anniversary of the grant date and 50% on the second anniversary of the grant date. Upon a Change of Control, the Options shall accelerate and, in addition, the Executive shall be paid an incentive bonus equal to the product of (a) 225,000 and (b) the difference between the closing price of the Company's common shares upon such Change of Control and the closing price of the Company's shares on March 10, 2006. Nothing herein should be viewed as precedent with respect to the type of options the Executive is normally granted under his employment agreement (i.e. options that vest one year after grant date).

4. SEVERANCE. If the Executive's employment is terminated by the Company without Cause, then the Company shall pay to the Executive (in addition to all amounts owed to the Executive that are due to be paid to and including the date upon which the Executive's employment is terminated) a lump sum equal to (a) twelve (12) months of Executive's base salary plus (b) either
      (i) the Executive's target bonus (i.e. one times salary) or, (ii) in the event there has been a Change of Control during the term, the Guaranteed Bonus.

5.    SERP PLAN. The Co-CEO SERP Benefit Plan shall be amended as provided in
      Exhibit 1.

6. The entering into this agreement shall not prejudice any rights or waive any obligations under any other agreement between the Executive and the Company.

7. All capitalized terms used herein shall have the meaning ascribed to them in the Agreement.

      DATED as of March 8, 2006.


                                          "Bradley J. Wechsler"
                                          -------------------------------------
                                          BRADLEY J. WECHSLER


                                          IMAX CORPORATION

                                          PER: "Garth M. Girvan"
                                               --------------------------------
                                               Name:   Garth M. Girvan
                                               Title:  Director

                                    EXHIBIT 1

                 AMENDMENT TO CO-CEO SERP BENEFIT PLAN ("PLAN")

1.    SERP Give-Back:

      o     Executive's COLA feature is reduced by 50% of its current level

      o Executive's contingent spousal benefit is reduced by 50% of its current level

2.    Lump Sum Feature:


      o Executive receives installment payments from retirement through August 1, 2010, with the remainder of the Plan payment benefit accelerated and paid as a lump-sum under an NPV calculation at that time

3.    Change of Control Feature:


      o Upon Change of Control (as defined in Plan), the Plan payment benefit is accelerated and paid as a lump sum under an NPV calculation to Executive

      o Upon Change of Control, purchaser of Company is obligated to make an additional payment to Executive equivalent to 60% of the benefit conferred upon the Company through the Executive's forfeiture of the COLA and spousal benefits referenced above